UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

MACKENZIE REALTY CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	45-4355424
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1640 School Street, Moraga, California	94556
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered Common Stock, $.001 Par Value	Name of each exchange on which each class is to be registered None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. ☑

Securities Act registration statement file number to which this form relates:  333-181853

Securities to be registered pursuant to Section 12(g) of the Act:  Not Applicable

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the Registrant’s Common Stock, $0.001 par value per share, registered hereunder is incorporated by reference from the description of the Registrant’s Common Stock set forth under the caption “Description of Securities” in the prospectus included in the Registration Statement on Form N-2 (Registration No. 333-181853) filed by the Registrant with the Securities and Exchange Commission (the “Registration Statement”).  The description contained under such caption in the final prospectus subsequently filed by the Registrant pursuant to Rule 497 under the Securities Act of 1933, as amended, is also incorporated by reference.

Item 2.                                Exhibits.

a.	Articles of Amendment and Restatement *
b.	First Amended and Restated Bylaws*
c.	Inapplicable
d.	Subscription Agreement*
e.	Inapplicable
f.	Inapplicable
g	Investment Advisory Agreement with MCM Advisers, LP dated February 28, 2013*
h.1.	Marketing Services Agreement*
h.2.	Form of Sales Agent Agreement*
i.	Inapplicable
k.1.	Form of Investor Services Agreement with ACS Securities Services, Inc.*
k.2.	Form of Administration Agreement with MacKenzie Capital Management, LP*
l.1.	Opinion of Venable LLP*
l.2.	Opinion of Husch Blackwell LLP*
m.	Inapplicable
n.	Consent of Independent Registered Public Accounting Firm*
o.	Financial Statements of the Legacy Funds for Fiscal Years 2011 and 2012*
p.	Inapplicable
q.	Inapplicable
r.1.	Code of Ethics of the Registrant*
r.2.	Code of Ethics for Principal Executive Officer and Principal Financial Officer*

*	Incorporated by reference herein to the identically numbered exhibit to the Registration Statement.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

MACKENZIE REALTY CAPITAL, INC.

By:	/s/ Chip Patterson
Chip Patterson, Secretary

Date:  July 17, 2013